Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement, dated as of July 1, 2007, shall serve to amend the Employment Agreement, dated as of September 1, 2006, by and among Monarch Staffing, Inc., a Nevada corporation with its headquarters located at 30950 Rancho Viejo Rd #120, San Juan Capistrano, CA  92675, and Joel Williams (the “Agreement”).  Capitalized terms used, but not defined, herein have the respective meanings set forth in the Agreement.

1.           Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“2.         Responsibilities and Reporting.  The Executive shall devote the Executive's time, efforts, attention and skill to, and shall perform faithfully, loyally and efficiently the Executive's duties as the Chief Executive Officer of the Company (for the period through August 31, 2007) and as the Vice Chairman of the Company (from and after September 1, 2007), pursuant to the reduced schedule previously discussed with the Company’s Chairman.  Executive shall have such responsibilities and duties as may, from time to time, be designated by the Company’s Chairman.  The Executive shall report to the Company’s Board of Directors.  Further, the Executive will punctually and faithfully perform and observe all rules and regulations which the Company may now or shall hereafter reasonably establish governing the Executive's conduct and the conduct of the Company's business which are consistent with this Agreement.”

2.           Section 3(a)(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“ (i) The Company will pay the Executive a salary at the annual rate of $160,000 (the “Salary”); provided that if the Executive accepts an offer of full-time employment with or to provide consulting or similar services, on a full-time basis to,  any other person or organization (in any such case, “Full-Time Employment”), the Salary will be reduced to an annual rate of $120,000 effective upon commencement of such Full-Time Employment.”

3.           Section 3(b) of the Employment Agreement is hereby deleted in its entirety.

4.            The Company and the Executive agree that the Company’s obligations under Section 3(d)(iii) of the Employment Agreement shall terminate effective upon the  Executive’s commencement of Full-Time Employment, and Executive shall promptly thereafter return to the Company in good working condition all property of the Company in  his possession except Executive shall retain as his own property the Apple laptop computer.

5.           Section 4(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(i) the close of business on the earlier of (x) the date that is two years after the effective date of this Agreement and (y) December 31, 2007, as long as the Company shall have performed its obligation to pay Executive the Salary due hereunder through such date (such earlier date referred to herein as the “Expiration Date”).

6.           Concurrently herewith the Company and the Executive are entering into a Release Agreement in the form of Exhibit A hereto, which is incorporated herein and made a  part of the Employment Agreement dated as of September 1, 2006, as hereby amended.

7.           Section 4(v)(i) is amended to insert the following words immediately following the words “ … this Agreement”: “(but only if Executive has failed to cure any such  material breach within 5 (five) days after he receives written notice of such breach)”.8.Section 15 is hereby amended and restated in its entirety to state as follows:

    “This Agreement, Amendment No. 1 to Employment Agreement, dated as of July 1, 2007, and the Release Agreement attached thereto as Exhibit A, constitute the entire agreement between the parties and supersede any and all prior agreements, understandings or arrangements, either written or oral, between the parties with respect to the subject matter hereof, and shall, as of the date hereof, constitute the only employment agreement between the parties.

9.           All other provisions of the Agreement shall remain in full force and effect.

ACCEPTED AND AGREED:

MONARCH STAFFING, INC.

By:_____________________________________
     Name: David Walters
     Title:  Chairman

EXECUTIVE

By:_____________________________________
Joel Williams